Exhibit 99.1
FOR RELEASE AT 3:00 PM CDT
Contact:  Pat Hansen
Senior Vice President and
Chief Financial Officer
414-247-3435
www.strattec.com

STRATTEC SECURITY CORPORATION

REPORTS FISCAL 2014 FIRST QUARTER RESULTS

Milwaukee, Wisconsin – October 24, 2013 -- STRATTEC SECURITY CORPORATION (NASDAQ:STRT) today reported operating results for the fiscal first quarter ended September 29, 2013.

Net sales for the Company’s first quarter ended September 29, 2013 were $79.6 million, compared to net sales of $70.8 million for the prior year quarter ended September 30, 2012.  Net income for the current year quarter was $3,211,000, compared to net income of $2,670,000 in the prior year quarter.  Diluted earnings per share for the current year quarter were $.91 compared to diluted earnings per share of $.78 in the prior year quarter.

Net sales to each of our customers or customer groups in the current year quarter and prior year quarter were as follows (in thousands):

	Three Months Ended
	September 29, 2013	September 30, 2012
Chrysler Group LLC	$26,585	$22,381
General Motors Company	15,004	15,050
Ford Motor Company	11,434	9,595
Tier 1 Customers	15,786	13,178
Commercial and Other OEM Customers	8,637	7,771
Hyundai / Kia	2,149	2,832
TOTAL	$79,595	$70,807

Increased sales to Chrysler Group LLC and Ford Motor Company in the current year quarter were primarily due to higher customer vehicle production volumes and increased product content on models for which we supply components.  The reduction in sales to General Motors Company in the current year quarter over the same period in the prior year was mainly attributable to lower OE Service sales.  Increased sales to Tier 1, Commercial and Other OEM customers during the current year quarter related principally to market growth and the increasing impact in our sales of other vehicle access control products, such as latches, fobs, and driver controls, that we have developed in recent years to complement our historic core business of locks and keys.  The reduction in sales to Hyundai / Kia in the current year quarter was primarily due to lower customer vehicle production volume on models for which we supply components.

The gross profit margin was 18.2 percent in the current year quarter compared to 19.4 percent in the prior year quarter.  The reduction in gross profit margin in the current year quarter was impacted by a less favorable product sales mix, higher costs associated with new product launches and increased raw material costs for zinc.

Engineering, Selling and Administrative expense spending was fairly consistent between years and decreased as a percentage of net sales to 11.9 percent in the current year quarter from 12.9 percent in the prior year quarter.

During the current year quarter STRATTEC contributed $750,000 to its Defined Benefit Pension Trust.

Frank Krejci, President and CEO commented:

STRATTEC continues to benefit from the solid performance of the North American automotive industry.  Not only has it resulted in market growth, but new innovative industry designs have created opportunities for us to develop new products. Globally, as part of VAST, we continue to benefit from the growth and return to profitability of our VAST China operations as well as the benefits of leveraging technology, purchasing, customer support and manufacturing resources with our partners.

We also have had many other recent successes that do not get reflected in our earnings or our increased quarterly dividend. In addition to being named a Supplier of the Year by Chrysler a few months ago, during this quarter we won local awards as Healthiest Employer for our wellness programs and the Melvin Lurie Award for excellence in labor-management relations.  I am very proud of the accomplishments of our Company and all of our associates.

STRATTEC designs, develops, manufactures and markets automotive Access Control Products, including mechanical locks and keys, electronically enhanced locks and keys, steering column and instrument panel ignition lock housings, latches, power sliding side door systems, power lift gate systems, power deck lid systems, door handles and related products. These products are provided to customers in North America, and on a global basis through a unique strategic relationship with WITTE Automotive of Velbert, Germany and ADAC Automotive of Grand Rapids, Michigan.  Under this relationship, STRATTEC, WITTE and ADAC market our companies' products to global customers under the “VAST” brand name.  STRATTEC’s history in the automotive business spans over 100 years.

Certain statements contained in this release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” and “would.”   Such forward-looking statements in this release are inherently subject to many uncertainties in the Company’s operations and business environment.  These uncertainties include general economic conditions, in particular, relating to the automotive industry, consumer demand for the Company’s and its customers’ products, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and costs of operations (including fluctuations in the cost of raw materials).  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

STRATTEC SECURITY CORPORATION

Results of Operations
(In Thousands except per share amounts)
(Unaudited)
	First Quarter Ended
	September 29, 2013	September 30, 2012

Net Sales	$79,595	$70,807
Cost of Goods Sold	65,080	57,094
Gross Profit	14,515	13,713

Engineering, Selling & Administrative Expenses	9,470	9,120
Income from Operations	5,045	4,593

Interest Income	6	3
Equity Earnings (Loss) of Joint Ventures	294	(12)
Interest Expense	(14)	(5)
Other Income (Expense), Net	279	(18)
	5,610	4,561

Provision for Income
Taxes	1,756	1,246

Net Income	3,854	3,315
Net Income Attributable to Non-Controlling Interest	(643)	(645)

Net Income Attributable to STRATTEC SECURITY CORPORATION	$3,211	$2,670
Earnings Per Share:
Basic	$0.93	$0.79
Diluted	$0.91	$0.78
Average Basic
Shares Outstanding	3,382	3,309

Average Diluted
Shares Outstanding	3,460	3,340

Other
Capital Expenditures	$2,876	$2,711
Depreciation & Amortization	$2,112	$1,758

STRATTEC SECURITY CORPORATION

Condensed Balance Sheet Data
(In Thousands)

	September 29, 2013	June 30, 2013
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$12,806	$20,307
Receivables, net	52,013	47,514
Inventories, net	27,344	24,312
Other current assets	15,308	14,366
Total Current Assets	107,471	106,499
Investment in Joint Ventures	9,464	9,166
Other Long Term Assets	5,258	2,420
Property, Plant and Equipment, Net	51,978	51,415
	$174,171	$169,500

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable	$28,452	$25,543
Borrowings Under Credit Facility	3,000	2,250
Other	20,866	22,932
Total Current Liabilities	52,318	50,725
Accrued Pension and Post Retirement Obligations	4,181	4,181
Deferred Income Taxes	1,020	1,009
Other Long-term Liabilities	1,729	1,705
Shareholders’ Equity	265,649	262,368
Accumulated Other Comprehensive Loss	(22,093)	(22,212)
Less: Treasury Stock	(135,934)	(135,938)
Total STRATTEC SECURITY CORPORATION Shareholders’ Equity	107,622	104,218
Non-Controlling Interest	7,301	7,662
Total Shareholders’ Equity	114,923	111,880
	$174,171	$169,500

STRATTEC SECURITY CORPORATION
Condensed Cash Flow Statement Data
(In Thousands)
(Unaudited)

	First Quarter Ended
	September 29, 2013	September 30, 2012

Cash Flows from Operating Activities:
Net Income	$3,854	$3,315
Adjustment to Reconcile Net Income to Net
Cash (Used in) Provided by Operating Activities:
Depreciation and Amortization	2,112	1,758
Equity (Earnings) Loss in Joint Ventures	(294)	12
Foreign Currency Transaction (Gain) Loss	(212)	455
Unrealized Gain on Foreign Currency Option Contracts	-	(311)
Stock Based Compensation Expense	354	76
Change in Operating Assets/Liabilities	(10,040)	(3,572)
Other, net	86	(30)

Net Cash (Used in) Provided by Operating Activities	(4,140)	1,703

Cash Flows from Investing Activities:
Investment in VAST LLC Joint Venture	-	(200)
Proceeds from Sale of Property, Plant and Equipment	8	30
Additions to Property, Plant and Equipment	(2,876)	(2,711)
Net Cash Used in Investing Activities	(2,868)	(2,881)

Cash Flow from Financing Activities:
Borrowings on Line of Credit Facility	750	1,500
Dividends Paid to Non-Controlling Interest of Subsidiaries	(984)	(1,131)
Dividends Paid	(380)	(336)
Exercise of Stock Options and Employee Stock Purchases	98	19

Net Cash (Used in) Provided by Financing Activities	(516)	52

Foreign Currency Impact on Cash	23	(87)

Net Decrease in Cash & Cash Equivalents	(7,501)	(1,213)

Cash and Cash Equivalents:
Beginning of Period	20,307	17,487
End of Period	$12,806	$16,274